Exhibit 11

                                             TPI ENTERPRISES, INC.
                                       COMPUTATION OF EARNINGS PER SHARE


                                                                       Fiscal Year Ended
                                                    -----------------------------------------

                                                       December 25,      December 26,       December 31,
                                                           1994              1993               1992
                                                    -----------------------------------------
    Primary Earnings Per Share
    --------------------------

    Computation for Statement of
      Operations
    Reconciliation of net income
      (loss) per statement of
      operations to amount used in
      primary earnings per share
      computations:

      Income (loss) from continuing
          operations  . . . . . . . . . . . . . . .         $(3,717)       $(36,488)              $662
      Discontinued operations   . . . . . . . . . .              --           5,273                 --
      Extraordinary item  . . . . . . . . . . . . .              --              --            (11,949)
      Cumulative effect of
          accounting changes  . . . . . . . . . . .              --              --             (2,838)
                                                            -------        --------            --------
    Net Income (loss), as adjusted (a)  . . . . . .         $(3,717)       $(31,215)          $(14,125)
                                                            ========       =========          =========

    Reconciliation of weighted average
      number of shares outstanding to
      amount used in primary earnings
      per share computation:

    Weighted average number of common
      shares outstanding  . . . . . . . . . . . . .          20,335          19,613             18,128
    Additional shares assuming conversion
      of stock options  . . . . . . . . . . . . . .              80             514                165
                                                             ------          ------             ------
    Weighted average number of shares
      outstanding, as adjusted (a)  . . . . . . . .          20,415          20,127             18,293
                                                             ======          ======             ======

    Primary earnings per share(s):
      Income (loss) from continuing
          operations  . . . . . . . . . . . . . . .          $(0.18)         $(1.81)             $0.04
      Discontinued operations   . . . . . . . . . .              --            0.26                 --
      Extraordinary item  . . . . . . . . . . . . .              --              --              (0.65)
      Cumulative effect of
          accounting changes  . . . . . . . . . . .              --              --              (0.16)
    Net income (loss) . . . . . . . . . . . . . . .          $(0.18)         $(1.55)            $(0.77)
                                                             =======         =======            =======

                                             TPI ENTERPRISES, INC.
                                       COMPUTATION OF EARNINGS PER SHARE
                                                  (Continued)

                                                                       Fiscal Year Ended
                                                    -----------------------------------------

                                                       December 25,      December 26,       December 31,
                                                           1994              1993               1992
                                                    -----------------------------------------
    Additional Fully Diluted Computation
    ------------------------------------
    Additional adjustments to net income
      (loss) as adjusted for fully
      diluted computations:
      Income (loss) from continuing
          operations, as adjusted . . . . . . . . .         $(3,717)       $(36,488)              $662
      Add net interest expense
          related to convertible
          debentures (b)  . . . . . . . . . . . . .           4,254           3,680              1,279
                                                            -------         -------              -----

      Income (loss) from continuing   . . . . . . .
          operations, as adjusted   . . . . . . . .             537         (32,808)             1,941
      Discontinued operations   . . . . . . . . . .              --           5,273                 --
      Extraordinary item  . . . . . . . . . . . . .              --              --             11,949
      Cumulative effect of accounting
          changes   . . . . . . . . . . . . . . . .              --              --             (2,838)
                                                            -------         -------             -------
    Net income (loss) as adjusted . . . . . . . . .          $  537        $(27,535)          $(12,846)
                                                             ======        =========          =========


    Additional adjustment to weighted
      average number of shares outstanding:
      Weighted average number of shares
          outstanding   . . . . . . . . . . . . . .          20,335          19,613             18,128
      Additional shares assuming
          conversion of:
      Stock options   . . . . . . . . . . . . . . .              80             566                493
      Convertible subordinated
          debentures  . . . . . . . . . . . . . . .           7,933           7,962              3,372
                                                              -----           -----              -----
    Weighted average number of shares
      outstanding, as adjusted  . . . . . . . . . .          28,348          28,141             21,993
                                                             ======          ======             ======

                                             TPI ENTERPRISES, INC.
                                       COMPUTATION OF EARNINGS PER SHARE
                                                  (Continued)

                                                                       Fiscal Year Ended
                                                    -----------------------------------------

                                                       December 25,      December 26,       December 31,
                                                           1994              1993               1992
                                                    -----------------------------------------
    Fully diluted earnings per share:
      Income (loss) from continuing
          operations  . . . . . . . . . . . . . . .           $0.02          $(1.17)             $0.09
      Discontinued operations   . . . . . . . . . .              --            0.19                 --
      Extraordinary item  . . . . . . . . . . . . .              --              --              (0.54)
      Cumulative effect of accounting
          changes   . . . . . . . . . . . . . . . .              --              --              (0.13)
                                                            -------          ------             -------
    Net income (loss) . . . . . . . . . . . . . . .           $0.02          $(0.98)            $(0.58)
                                                            =======          =======            =======
                                                             (c)               (c)                (c)

    (a)     These figures agree with the related amounts in the statements of operations.
    (b)     Adjustments to income (loss) from continuing operations have been shown net of the tax effect
            (which were calculated at the Company's effective tax rate) of the gross amount of the adjustments.
    (c)     This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.